UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 2054 9

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 19, 2010

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

As previously reported, on January 4, 2010, Charles & Colvard, Ltd. (the “Company”) was notified that, effective January 1, 2010, its independent accounting firm FROST, PLLC and certain partners of Moore Stephens Wurth Frazer and Torbet, LLP formed Frazer Frost, LLP (“Frazer Frost”), a new partnership. On January 19, 2010, the Company engaged Frazer Frost as its independent registered public accounting firm. The engagement of Frazer Frost was approved by the Audit Committee of the Company’s Board of Directors on January 19, 2010.

During the Company’s two most recent fiscal years ended December 31, 2009 and 2008 and through January 19, 2010, the Company did not consult with Frazer Frost regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Frazer Frost did not provide either a written report or oral advice to the Company that Frazer Frost concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

Date: January 20, 2010	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer